Exhibit 10.7

LBM MIDCO, LLC

A Delaware Limited Liability Company

FORM OF

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [             ], 2018

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LBM MIDCO, LLC
A Delaware Limited Liability Company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of LBM Midco, LLC (the “Company”), dated and effective as of [          ], 2018 (as amended from time to time, this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Members (as defined herein).

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware on July 17, 2015 (as amended from time to time, the “Certificate”), and the execution of the Limited Liability Company Agreement of the Company, dated as of July 17, 2015 (the “Pre-IPO Agreement”);

WHEREAS, US LBM Holdings, Inc., a Delaware corporation (“Holdings”), a holding company that is expected to hold Units (as defined herein) as its principal material asset following the IPO (as defined herein), has entered into an underwriting agreement (i) to issue and sell to the several underwriters named therein (the “Underwriters”) shares of its Class A Common Stock (as defined herein) and (ii) to make a public offering of such shares of Class A Common Stock (collectively, the “IPO”);

WHEREAS, pursuant to that certain Reorganization Agreement (as defined herein), the Former LLC Owners (as defined herein) have agreed to receive Units in exchange for their existing indirect ownership interests in the Company and to contribute or transfer such Units to Holdings (including by way of merger) in exchange for shares of Class A Common Stock of Holdings prior to the consummation of the IPO;

WHEREAS, in connection with the IPO, pursuant to that certain Reorganization Agreement, at the time of the consummation of the IPO, (i) Holdings intends to purchase, for cash, newly-issued Common Units (as defined herein) from the Company at a purchase price per Common Unit equal to the IPO price per share of Class A Common Stock in the IPO, less the underwriting discount and (ii) Holdings intends to enter into the Tax Receivable Agreements (as defined herein) (the “Reorganization Transactions”);

WHEREAS, pursuant to and in accordance with the terms of that certain Reorganization Agreement, Holdings will also issue shares of Class B Common Stock (as defined herein) to LBM Acquisition, LLC, a Delaware limited liability company (“Continuing LLC Owner”);

WHEREAS, pursuant to the Exchange Agreement (as defined herein), the Common Units, together with the cancellation of a corresponding number of shares of Class B Common Stock, may be exchanged for shares of Class A Common Stock or, at the election of Holdings, for certain cash amounts;

WHEREAS, on [•], 2018, in accordance with the Pre-IPO Agreement, Continuing LLC Owner approved, by written consent, the amendment and restatement of the Pre-IPO Agreement into the form of this Agreement and the admission of Holdings as a Member and as sole Managing Member, each effective on the date hereof;

WHEREAS, a result of the Reorganization Transactions and the IPO, Holdings is expected to hold Common Units and be the sole Managing Member (as defined herein) of the Company;

WHEREAS, the Company and the Members now wish to amend and restate the Pre-IPO Agreement to give effect to the Reorganization Transactions and to reflect Holdings as the sole Managing Member of the Company; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree that the Pre-IPO Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1  Definitions.

Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del.  C.  Sections 18-101 et seq., as it may be amended from time to time, and any successor to the Act.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.4 by virtue of having received its Company Interest from the Company and not from any other Member or Assignee.

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.  In addition, Affiliates of the Members shall include all their directors, managers, officers and employees in their capacities as such.

“Agreement” has the meaning set forth in the recitals hereto.

“Asset Value” of any tangible or intangible property of the Company (including goodwill) means its adjusted basis for federal income tax purposes unless:

(a)                                           the property was accepted by the Company as a contribution to capital at a value different than its adjusted basis, in which event the initial Asset Value for such property means the Fair Market Value of such asset, as determined by the Managing Member; or

(b)                                           as a consequence of the issuance of additional Units or the redemption of all or part of the Company Interest of a Member, the property of the Company is revalued in accordance with Section 3.3(b) (“Revaluations of Assets and Capital Account Adjustments”).

As of any date, references to the “then prevailing Asset Value” of any property means the Asset Value last determined for such property less the depreciation, amortization and cost recovery deductions taken into account in computing Net Income or Net Loss in fiscal periods subsequent to such prior determination date.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its Company Interest in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.3.

“Certificate” has the meaning set forth in the recitals hereto.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Holdings.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Holdings.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Common Units” has the meaning set forth in Section 3.1(a).

“Company” has the meaning set forth in the recitals hereto.

“Company Interest” means, with respect to each Member, such Member’s economic interest and rights as a Member.

“Company Interest Certificate” has the meaning set forth in Section 3.7(b)(i).

“Company’s Tax Liability” has the meaning set forth in Section 4.3(b).

“Continuing LLC Owner” has the meaning set forth in the recitals hereto.

“Continuing LLC Owner Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, between Holdings, Continuing LLC Owner, the Company and any other person from time to time a party thereto; as such agreement may be amended or supplemented from time to time.

“DRE” has the meaning set forth in Section 6.5(f).

“DRE Affiliate” has the meaning set forth in Section 6.5(f).

“ECI” has the meaning set forth in Section 8.4(a).

“Employee Taxes” has the meaning set forth in Section 3.3(e).

“Employer Taxes” has the meaning set forth in Section 3.3(e).

“Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.

“Exchange” means an exchange of a Unit, combined with a cancellation of a share of Class B Common Stock, for a share of Class A Common Stock (or cash at the Company’s option) in accordance with the Exchange Agreement.

“Exchange Agreement” means the Exchange Agreement by and among Holdings, the Company and certain holders of Units and Shares of Class B Common Stock to be entered into in connection with the IPO and the Reorganization Transactions, as it may be amended from time to time, or any successor agreement.

“Fair Market Value” means (i) in reference to a particular Common Unit or other Equity Security issued by the Company or, as the case may be, all of the outstanding Common Units or other Equity Securities issued by the Company, the hypothetical amount that would be distributed with respect to such Unit(s) or Equity Security(ies), as determined pursuant to an appraisal, which appraisal shall be subject to the approval of the Managing Member, performed at the expense of the Company by (A) the Company or any of its Subsidiaries or (B) an investment bank, accounting firm or other Person of national standing having particular expertise in the valuation of businesses comparable to that of the Company selected by the Managing Member, and where such appraisal (1) determines the net equity value of the Company, and (2) assumes the distribution to the Members pursuant to Section 4.1 and ARTICLE VII of the proceeds that would hypothetically be received with respect to such Unit(s) or other Equity Security(ies) issued by the Company based on such net equity value, and (ii) in reference to assets or securities other than Common Units or other Equity Securities issued by the Company, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as is determined by the Managing Member in its sole discretion.

“FATCA” has the meaning set forth in Section 8.4(e).

“Fiscal Year” means the taxable year of the Company.

“Former LLC Owners” refer to those Original LLC Owners (as defined below) that have agreed to contribute or transfer their Common Units to Holdings (including by way of merger) in exchange for shares of Class A Common Stock pursuant to the Reorganization Agreement and in connection with the consummation of the IPO.

“Former LLC Owner Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, between the Company and certain of the Former LLC Owners and any other person from time to time a party thereto; as such agreement may be amended or supplemented from time to time.

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.

“Good Faith” shall mean a Person having acted in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Holdings” has the meaning set forth in the recitals hereto.

“Holdings’ Board of Directors” means the board of directors of Holdings.

“Holdings Group” means Holdings and any Subsidiary of Holdings (other than, for clarity, the Company and its Subsidiaries).

“HSR Act” has the meaning set forth in Section 7.2(f).

“Indemnified Person” has the meaning set forth in Section 6.4.

“Incentive Unit” has the meaning ascribed to such term in the LBM Acquisition, LLC Incentive Unit Appreciation Plan.

“Incentive Unit Payment” means a payment in respect of Incentive Units to the holder of such Incentive Units.

“Incentive Unit Payment Contribution” has the meaning set forth in Section 3.3(e).

“IPO” means the initial public offering and sale of Class A Common Stock of Holdings (as contemplated by Holdings’ Registration Statement on Form S-1 (File No. 333-217816)).

“LIBOR” has the meaning set forth in the First Lien Credit Agreement, dated as of August 20, 2015, among LBM Midco, LLC, LBM Borrower,  LLC (“Borrower”), the several lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as joint lead arrangers, and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Barclays Bank PLC and SunTrust Robinson Humphrey, Inc., as joint bookrunners, as amended.

“Managing Member” means Holdings, and any permitted assignee to which the Managing Member Transfers all of its Common Units and other Equity Securities of the Company that is admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company.

“Member” means each Person listed on the Schedule of Members on the date hereof (including the Managing Member) and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act.  The Members shall constitute the “members” (as such term is defined in the Act) of the Company.  Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.  Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Net Income” or “Net Loss” means, for any taxable year or relevant part thereof, the Company’s taxable income or loss for federal income tax purposes for such period (including all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code), with the following adjustments:

(a)                                 Gain or loss attributable to the disposition of property of the Company with an Asset Value different from the adjusted basis of such property for federal income tax purposes shall be computed with respect to the Asset Value of such property, and any tax gain or loss not included in Net Income or Net Loss shall be taken into account and allocated for federal income tax purposes among the Members pursuant to Section 5.2.

(b)                                 In lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, depreciation, amortization or cost recovery deductions allowable with respect to any property the Asset Value of which differs from its adjusted tax basis for federal income tax purposes shall be equal to an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such period bear to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of the property at the beginning of such period is zero, depreciation shall be determined with respect to such asset using any reasonable method selected by the Managing Member.

(c)           Any items that are required to be specially allocated pursuant to Section 5.1(b) shall not be taken into account in determining Net Income or Net Loss.

“Officer” means each Person designated as an officer of the Company by the Managing Member pursuant to and in accordance with the provisions of Section 6.2.

“Original LLC Owners” refer to the direct and indirect owners of the Company prior to the Reorganization Transactions and the IPO, including Continuing LLC Owner and the Former LLC Owners.

“Permitted Transferee” has the meaning set forth in Section 7.3(b).

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Pledge” means pledge, grant a security interest in, create a lien on, assign the right to receive distributions or proceeds from, or otherwise encumber, directly or indirectly, or any act of the foregoing.

“Pre-IPO Agreement” has the meaning set forth in the recitals hereto.

“Proceeding” has the meaning set forth in Section 6.4.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Holdings and the parties named therein to be executed in connection with the IPO and the Reorganization Transactions, as it may be amended from time to time, or any successor agreement.

“Regulatory Allocations” has the meaning set forth in Section 5.1(b).

“Reorganization Agreement” means the Reorganization Agreement, dated May 9, 2017, by and among Holdings, Continuing LLC Owner, the Former LLC Owners, as amended on [•], 2018.

“Reorganization Transactions” has the meaning set forth in the recitals hereto.

“Revaluations of Assets and Capital Account Adjustments” has the meaning set forth in the definition of “Asset Value.”

“Schedule of Members” has the meaning set forth in Section 3.1(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.4 by virtue of such Person receiving all or a portion of a Company Interest from a Member or an Assignee and not from the Company.

“Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Takeover Laws” has the meaning set forth in Section 6.6(c).

“Tax Distribution” has the meaning set forth in Section 4.3(a).

“Tax Distribution Date” has the meaning set forth in Section 4.3(a).

“Tax Matters Member” has the meaning set forth in Section 8.4(c).

“Tax Owner” has the meaning set forth in Section 6.5(f).

“Tax Receivable Agreements” means the Continuing LLC Owner Tax Receivable Agreement and the Former LLC Owner Tax Receivable Agreement.

“Tax Transfer” has the meaning set forth in Section 6.5(f).

“Transfer” means sell, assign, convey, contribute, give, or otherwise transfer, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise (including a transfer by way of entering into a financial instrument or contract the value of which was determined in whole or part by reference to the Company (including the amount of Company distributions, the value of Company assets or the results of Company operations)), or any act of the foregoing, but excludes a Pledge or any act of Pledging.  For the avoidance of doubt, a Transfer of a Unit includes an Exchange of such Unit.  The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“UBTI” has the meaning set forth in Section 8.4(a).

“Underwriters” has the meaning set forth in the recitals hereto.

“Units” mean the Common Units and any other class of limited liability company interests in the Company denominated as “Units” that is established in accordance with this Agreement, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

Section 1.2  Terms Generally.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)           the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)           words importing any gender shall include other genders;

(c)           words importing the singular only shall include the plural and vice versa;

(d)           the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)           the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)            references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g)           references to any Person include the successors and permitted assigns of such Person;

(h)           the use of the words “or,” “either” and “any” shall not be exclusive;

(i)            wherever a conflict exists between this Agreement and any other agreement among parties hereto, this Agreement shall control but solely to the extent of such conflict;

(j)            references to “$” or “dollars” means the lawful currency of the United States of America;

(k)           references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l)            the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
GENERAL PROVISIONS

Section 2.1  Formation.  The Company was formed as a Delaware limited liability company on July 17, 2015 pursuant to the Certificate and the execution of the Pre-IPO Agreement.  The execution and filing of the Certificate are hereby ratified and approved.  The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2  Name.  The name of the Company is “LBM Midco, LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time.  Subject to the Act, the Managing Member may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person.  Prompt notification of any such change shall be given to all Members.

Section 2.3  Term.  The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue perpetually until dissolution of the Company in accordance with this Agreement and the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in accordance with Section 7.2(d) and the Act.

Section 2.4  Purpose; Powers.

(a)           Managing Powers.  The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.  The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.

(b)           Company Action.  Subject to the provisions of this Agreement and except as prohibited by the Act, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company. Without limiting the generality of the foregoing, the Company, and the Managing Member on behalf of the Company, is hereby authorized to execute, deliver and perform (i) the Exchange Agreement, (ii) the Tax Receivable Agreements, (iii) the Contribution and Distribution Agreement, among Continuing LLC Owner, the Managing Member, KIA IX (Hammer) Investor, L.P., BEP/US LBM Blocker Corporation, BEP/US LBM Investors, LLC, US LBM Intermediate Investors, LLC, KIA IX (Hammer) Blocker, LLC, Kelso Hammer Co-Investment Blocker, LLC, LBM Acquisition Vehicle, LLC and the Company, (iv) the Contribution and Subscription Agreement, among the Managing Member, Continuing LLC Owner and the Company, (v) the Amended and Restated Advisory Services

Agreement, by the Company and agreed and accepted by Kelso & Company, L.P., BlackEagle Partners, LLC and the Managing Member, and (vi) any documents, agreements, certificates or instruments contemplated thereby or related thereto or to the IPO, without any further approval of any Person, notwithstanding any provision of this Agreement.

Section 2.5  Existence and Good Standing; Foreign Qualification.  The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations.  The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.  The Managing Member may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction other than the State of Delaware.

Section 2.6  Registered Office; Registered Agent; Principal Office; Other Offices.  The address of the registered office of the Company required by the Act to be maintained in the State of Delaware shall be 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904.  The name of its registered agent at such address is National Registered Agents, Inc.  The principal office of the Company shall be at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices or places of business as the Managing Member may designate from time to time.

ARTICLE III
CAPITALIZATION

Section 3.1  Units; Initial Capitalization; Schedules.

(a)           Limited Liability Company Interests.  Interests in the Company shall be represented by Units, or such other Equity Securities in the Company, or such other Company securities, in each case as the Managing Member may establish in its sole discretion in accordance with the terms hereof.  As of the date hereof, the Units are comprised of one class of Units (“Common Units”) with the rights, powers and preferences attributable to Common Units specified in this Agreement.

(b)           Schedule of Members.  The Company shall maintain a schedule, from time to time amended or supplemented, in the form of Exhibit A hereto setting forth the name and address of each Member, and the number of Units and/or Equity Securities owned by such Member (such schedule, the “Schedule of Members”).  The Schedule of Members, as amended and supplemented from time to time, shall be the definitive record of ownership of each Unit or other Equity Security in the Company.  All Members acknowledge, and hereby agree, that the Schedule of Members is confidential to the Company and that each Member is only entitled to view the portion of the Schedule of Members representing his, her or its Company Interest.  The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(c)           As of the date hereof, each Member owns the number of Common Units set forth opposite the name of such Member in the Schedule of Members set forth in Exhibit A hereto.

Section 3.2  Authorization and Issuance of Additional Units.

(a)           The Managing Member may issue additional Common Units and/or establish and issue other classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be different from, including senior to, any then-existing or future classes of Units, other Equity Securities in the Company or other Company securities, as the Managing Member shall determine from time to time, in its sole discretion, without the vote or consent of any other Member or any other Person, including (i) the right of such Units, other Equity Securities in the Company or other Company securities to share in Net Income and Net Loss or items thereof; (ii) the right of such Units, other Equity Securities in the Company or other Company securities to share in Company distributions; (iii) the rights of such Units, other Equity Securities or other Company securities upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units, other Equity Securities in the Company or other Company securities (including sinking fund provisions); (v) whether such Units, other Equity Securities in the Company or other Company securities are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units, other Equity Securities in the Company or other Company securities will be issued, evidenced by certificates or assigned or transferred; (vii) the terms and conditions of the issuance of such Units, other Equity Securities in the Company or other Company securities (including the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing

Member being expressly authorized, in its sole discretion, to cause the Company to issue Units, other Equity Securities in the Company or other Company securities for less than Fair Market Value); and (viii) the right, if any, of the holder of such Units, other Equity Securities in the Company or other Company securities to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units, other Equity Securities in the Company or other Company securities.  The Managing Member, without the vote or consent of any other Member or any other Person, is authorized (i) to issue any Units, other Equity Securities in the Company or other Company securities of any such newly established class or any existing class and (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units, other Equity Securities in the Company or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Equity Securities of any such class, in accordance with Sections 3.2, 7.4 and 9.4.  Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Common Units and any other classes of Units that may be established in accordance with this Agreement.

(b)           Notwithstanding the foregoing or anything else to the contrary in this Agreement, if at any time Holdings issues a share of its Class A Common Stock (including in the IPO) or any other Equity Security of Holdings (other than shares of Class B Common Stock), (i) the Company shall issue to Holdings (or one or more Subsidiaries of Holdings) one Common Unit (if Holdings issues a share of Class A Common Stock), or such other Equity Security of the Company (if Holdings issues Equity Securities other than Class A Common Stock) corresponding to the Equity Security issued by Holdings, and with the rights to dividends and distributions (including distributions upon liquidation) and other economic rights as are determined in Good Faith to correspond to those of such Equity Securities of Holdings and (ii) the net proceeds received by Holdings with respect to the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently Transferred (directly or indirectly through one or more Subsidiaries of Holdings) to the Company; provided, however, that if Holdings issues any shares of Class A Common Stock (including in the IPO) or other Equity Securities some or all of the net proceeds of which are to be used to fund expenses or other obligations of Holdings for which Holdings (or one or more Subsidiaries of Holdings) would be permitted a cash distribution pursuant to clause (ii) of Section 4.2, then, Holdings shall not be required to Transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations; provided, further, that if Holdings issues any shares of Class A Common Stock in order to acquire from a Member a number of Common Units (together with a cancellation of an equal number of shares of Class B Common Stock held by such Member) equal to the number of shares of Class A Common Stock so issued, then the Company shall not issue any new Common Units in connection therewith and Holdings shall not be required to Transfer (directly or indirectly) such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase).

Notwithstanding the foregoing, this Section 3.2(b) and Section 3.2(c) shall not apply to the issuance and distribution to holders of shares of Holdings Class A Common Stock of rights to purchase Equity Securities of the Holdings under a “poison pill” or similar shareholders’ rights plan (it being understood that upon Exchange of Common Units for Class A Common Stock, such Class A Common Stock will be issued together with any such corresponding right), or to the issuance under Holdings’ employee benefit plans of any warrants, options, other rights to acquire Equity Securities of Holdings or rights or property that may be converted into or settled in Equity Securities of Holdings, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Holdings in connection with the exercise or settlement of such rights, warrants, options or other rights or property (for cash or other consideration in accordance with their terms or otherwise).  Except for transactions permitted or contemplated by the Exchange Agreement, (x) the Company may not issue any additional Common Units to any member of the Holdings Group unless substantially simultaneously Holdings issues or sells an equal number of shares of Holdings’ Class A Common Stock to another Person, (y) the Company may not issue any additional Common Units to any Person other than the Holdings Group unless substantially simultaneously Holdings issues an equal number of shares of Holdings Class B Common Stock to such other Person and (z) the Company may not issue any other Equity Securities of the Company to any member of the Holdings Group unless substantially simultaneously Holdings issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of Holdings with the rights to dividends and distributions (including distributions upon liquidation) and other economic rights as are determined in Good Faith to correspond to those of such Equity Securities of the Company.

(c)           Except for transactions permitted or contemplated by the Exchange Agreement, Holdings may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless Holdings causes the Company to substantially simultaneously redeem, repurchase or otherwise acquire from a member of the Holdings Group an equal number of Common Units for the same price per security, and Holdings may not redeem, repurchase or otherwise acquire any other Equity Securities of Holdings unless Holdings causes the Company to substantially simultaneously redeem, repurchase or otherwise acquire from a member of the Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series for the same price per security.  The Company may not redeem, repurchase or otherwise acquire any Common Units from a member of the Holdings Group unless substantially simultaneously Holdings redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, and the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from a member of the Holdings Group unless substantially simultaneously Holdings redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Holdings of a corresponding class or series.  Notwithstanding the foregoing, to the extent that any consideration payable by Holdings in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of Holdings consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(d)           The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Units or other Equity Securities of the Company unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A Common Stock or corresponding other Equity Securities of Holdings with corresponding changes made with respect to any other exchangeable or convertible securities.  Holdings shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Class A Common Stock or other Equity Securities of Holdings unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units or corresponding other Equity Securities of the Company, with corresponding changes made with respect to any other exchangeable or convertible securities.

(e)           Notwithstanding anything to the contrary, it is the intention of the Members that the Holdings Group collectively owns an aggregate number of Common Units of the Company that is equal to the aggregate number of outstanding shares of Class A Common Stock of Holdings (subject to the second sentence of Section 3.2(b)), and this Section 3.2 shall be interpreted consistent with such intent, and in the event that a member of the Holdings Group acquires from other Members any Common Units and such acquisition results in the Holdings Group collectively owning an aggregate number of Common Units of the Company that exceeds the aggregate number of outstanding shares of Class A Common Stock of Holdings (subject to the second sentence of Section 3.2(b)), the Managing Member may cause a recapitalization or other similar adjustment regarding the Company and the number of shares of Class B Common Stock held by a Member (or a recapitalization or other similar adjustment regarding Holdings) such that (x) the Holdings Group collectively owns an aggregate number of Common Units of the Company that is equal to the aggregate number of outstanding shares of Class A Common Stock of Holdings (subject to the second sentence of Section 3.2(b)) and (y) the Members maintain to the maximum extent possible the economic sharing arrangement among the Members as in place immediately prior to such recapitalization or other adjustment.

Section 3.3  Capital Accounts.

(a)                                 Capital Accounts.  A separate account (each a “Capital Account”) shall be established and maintained for each Member which:

(i)                                     shall be increased by (i) the amount of cash and the Fair Market Value of any other property contributed (or deemed contributed) by such Member to the Company as a capital contribution (net of liabilities secured by such property or that the Company assumes or takes the property subject to, including certain obligations of the Continuing LLC Owner to make Incentive Unit Payments described in Section 3.3(e)) and (ii) such Member’s share of the Net Income (and other items of income and gain) of the Company; and

(ii)                                  shall be reduced by (i) the amount of cash and the Fair Market Value of any other property distributed to such Member (net of liabilities secured by such property or that the Member assumes or takes the property subject to) and (ii) such Member’s share of the Net Loss (and other items of loss and deduction) of the Company.

The Capital Accounts as of the date hereof, as adjusted for the revaluation that will occur under Section 3.3(b) in connection with the direct or indirect investment in the Company by Holdings that is expected to occur on or about the date hereof, are set forth on Schedule 3.3.  It is the intention of the Members that the Capital Accounts of the Company be maintained in accordance with the provisions of section 704(b) of the Code and the Treasury Regulations thereunder and that this Agreement be interpreted consistently therewith.  Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members or comply with the principles of section 704(b) of the Code and the Treasury Regulations thereunder, the Managing Member may make such modification, notwithstanding any other provision hereof, without the consent of any other Person.

(b)                                 Revaluations of Assets and Capital Account Adjustments.  Unless otherwise determined by the Managing Member, immediately preceding the issuance of additional Units in exchange for cash, property or services to a new or existing Member and upon the redemption of any portion of a Company Interest of any Member (or such other times as may be determined by the Managing Member), the then prevailing Asset Values of the Company shall be adjusted to equal their respective gross Fair Market Values and any increase in the net equity value of the Company (Asset Values less liabilities) shall be credited to the Capital Accounts of the Members in the same manner as Net Income is credited under Section 5.1 (or any decrease in the net equity value of the Company shall be debited in the same manner as Net Loss is debited under Section 5.1).

The Capital Accounts of the Company shall be revalued immediately prior to the (direct or indirect) investment by Holdings in the Company that is expected to occur as of the date hereof. This paragraph is intended to comply with the principles of section 704(b) of the Code and the Treasury Regulations thereunder.  For these purposes, the value of any property contributed or deemed contributed to the Company in connection with the IPO shall be determined in a manner consistent with the price at which Class A Common Stock of Holdings (net of all underwriting discounts and commissions) is sold pursuant to the IPO.

(c)                                  Additional Capital Account Adjustments.  Any income of the Company that is exempt from federal income tax shall be credited to the Capital Accounts of the Members in the same manner as Net Income is credited under Section 5.1 when such income is realized.  Any expenses or expenditures of the Company which may neither be deducted nor capitalized for tax purposes (or are so treated for tax purposes) shall be debited to the Capital Accounts of the Members in the same manner as Net Loss is debited under Section 5.1.  If any special adjustments are made to or with respect to Company property pursuant to sections 734(b) or 743(b) of the Code, Capital Accounts shall be adjusted to the extent required by the Treasury Regulations under section 704(b) of the Code.  The amount by which the Fair Market Value of any property to be distributed in kind to the Members exceeds or is less than the then-prevailing Asset Value of such property shall, to the extent not otherwise recognized by the Company, be taken into account in determining Net Income and Net Loss and determining the Capital Accounts of the Members by treating such property as if such property had been sold at its Fair Market Value immediately prior to such distribution.

(d)                                 Additional Capital Account Provisions.  No Member shall have the right to demand a return of all or any part of such Member’s capital contributions to the Company.  Any return of the capital contributions of any Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement.  Except to the extent otherwise expressly provided for in this Agreement, no interest shall be paid to any Member with respect to such Member’s capital contributions or Capital Account.  In the event that all or a portion of the Units of a Member are Transferred in accordance with this Agreement, the Transferee of such Units shall also succeed to all or the relevant portion of the Capital Account of the Transferor.  Units held by a Member may not be Transferred independently of the Company Interest to which the Units relate.

(e)                                  Incentive Unit Contributions.  The Continuing LLC Owner may from time to time contribute Incentive Unit Payment amounts (“Incentive Unit Payment Contributions”) to the Company.  The Company shall (i) accept each such Incentive Unit Payment Contribution in exchange for the obligation to make a cash Incentive Unit Payment through the Company’s payroll no later than ten (10) days following the receipt of each Incentive Unit Payment Contribution to the individuals and in the amounts specified by the Continuing LLC Owner at the time of such contribution (up to the amount of such Incentive Unit Contribution), (ii) make the Incentive Unit Payment as provided in clause (i) above, (iii) pay the employer portion of any employment or social security taxes due in connection with the Incentive Unit Payment (the “Employer Taxes”), (iv) withhold the employee portion of any income, employment, social security or other taxes required to be withheld in connection with the Incentive Unit Payouts (the “Employee Taxes”), (v) duly remit such Employer Taxes and Employee Taxes to the appropriate governmental authorities in accordance with applicable Law and (vi) duly report such Incentive Unit Payments, Employer Taxes and Employee Taxes to the appropriate governmental authorities and to the applicable recipients of the Incentive Unit Payments in accordance with applicable Law.  Notwithstanding anything in this Section 3.3, the amount of each Incentive Unit Payment Contribution shall be characterized as a contribution to capital by the Continuing LLC Owner to the Company for tax purposes, as described in Section 5.2(f).

Section 3.4  No Withdrawal.  No Person shall be entitled to withdraw any part of such Member’s capital contributions to the Company or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

Section 3.5  Loans From Members.  Loans by Members to the Company shall not be considered capital contributions to the Company.  If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member.  The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.6  No Right of Partition.  To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.

Section 3.7  Non-Certification of Units; Legend; Units are Securities.

(a)                                 Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Member representing the Units held by such Member.

(b)                                 If the Managing Member determines that the Company shall issue certificates representing Units to any Member, the following provisions of this Section 3.7 shall apply:

(i)                                     The Company shall issue one or more certificates in the name of such Person in such form as it may approve, subject to Section 3.7(b)(ii) (a “Company Interest Certificate”), which shall evidence the ownership of the Units represented thereby.  Each such Company Interest Certificate shall be denominated in terms of the number of Units evidenced by such Company Interest Certificate and shall be signed by the Managing Member or an Officer on behalf of the Company.

(ii)                                  Each Company Interest Certificate shall bear a legend substantially in the following form:

This certificate evidences a Common Unit representing an interest in LBM Midco, LLC and shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

The interests in LBM Midco, LLC represented by this certificate are subject to restrictions on transfer set forth in the Amended and Restated Limited Liability Company Agreement of LBM Midco, LLC, dated as of April [•], 2018, by and among each of the members from time to time party thereto, as the same may be amended from time to time, and such interests in LBM Midco, LLC may not be transferred except as provided therein.

(iii)                               Each Unit shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(iv)                              The Company shall issue a new Company Interest Certificate in place of any Company Interest Certificate previously issued if the holder of the Units represented by such Company Interest Certificate, as reflected on the books and records of the Company:

(A)                               makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Company Interest Certificate has been lost, stolen or destroyed;

(B)                               requests the issuance of a new Company Interest Certificate before the Company has notice that such previously issued Company Interest Certificate has been acquired by a purchaser for value in Good Faith and without notice of an adverse claim;

(C)                               if requested by the Company, delivers to the Company such security, in form and substance satisfactory to the Company, as the Managing Member may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Company Interest Certificate; and

(D)                               satisfies any other reasonable requirements imposed by the Company.

(v)                                 Upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Units represented by a Company Interest Certificate, the Transferee of such Units shall deliver such Company Interest Certificate, duly endorsed for Transfer by the Transferee, to the Company for cancellation, and the Company shall thereupon issue a new Company Interest Certificate to such Transferee for the number of Units being Transferred and, if applicable, cause to be issued to such Transferring Member a new Company Interest Certificate for the number of Units that were represented by the canceled Company Interest Certificate and that are not being Transferred.

Section 3.8  Exchange of Units for Common Stock.  Notwithstanding any other provision of this Agreement (including Article VII), each Unit held by a Member, combined with a cancellation of Class B Common Stock held by such Member, may be exchanged for a share of Class A Common Stock in the manner set forth in the Exchange Agreement.

ARTICLE IV
DISTRIBUTIONS

Section 4.1  Distributions.  Except as described in the Exchange Agreement, this Article IV and/or Section 7.2, distributions (other than Tax Distributions) shall be made to the Members as and when determined by the Managing Member, ratably among the Members in accordance with their respective number of Common Units.

Section 4.2  Distributions to Holdings.  Subject to Section 4.5, the Managing Member, in its sole discretion, may authorize that cash be distributed to members of the Holdings Group (which distribution shall be made without pro rata distributions to the other Members) (i) in exchange for the redemption, repurchase or other acquisition of Common Units (or other Equity Securities) held by such Person, where the redemption proceeds are to be used by Holdings to acquire its outstanding Class A Common Stock

(or other Equity Securities) in accordance with Section 3.2, and (ii) as required for members of the Holdings Group to pay (A) operating, administrative and other similar costs and expenses incurred by the Managing Member or its Affiliates, and other costs and expenses relating to the investment in or activities of the Company and its Subsidiaries, including payments in respect of indebtedness and preferred stock, to the extent used or to be used to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent indebtedness or Equity Securities of the Company were not issued to the Managing Member or the applicable Affiliates), fees and disbursements of all investment bankers, financial advisers, legal counsel, independent certified public accountants, consultants and other Persons retained by the board of directors of any member of the Holdings Group, and fees associated with any filings by a member of the Holdings Group with any Governmental Entity, (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, any member of the Holdings Group, (C) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of any member of the Holdings Group, or to any redemptions or acquisitions of Common Units or other Equity Securities and (D) other fees and expenses in connection with the maintenance of the existence of each member of the Holdings Group (including any franchise taxes and any costs or expenses associated with being a public company listed on a national securities exchange).  For the avoidance of doubt, distributions under this Section 4.2 may not be used to pay or facilitate dividends or distributions on the Class A Common Stock (other than distributions in redemption or repurchase or other acquisition of Class A Common Stock (or other Equity Securities) in accordance with Section 3.2).  Further, and without limiting the foregoing, the Managing Member, in its sole discretion, may authorize that cash be distributed to members of the Holdings Group to make any payments to be made under the Tax Receivable Agreements or the Exchange Agreement, including, without limitation, losses, claims damages, liabilities and expenses due by the Holdings Group under the Registration Rights Agreement, so long as such distributions are made pro rata to all Members in accordance with Common Units.

Section 4.3  Tax Distributions.

(a)                                 Subject to Section 4.5, the Company shall distribute ratably among the Members in accordance with their respective number of Common Units (with appropriate adjustments to the extent that such number changes within any calculation period, as determined by the Managing Member in its sole discretion) on a quarterly basis by the 10th (or next succeeding Business Day) of each of March, June, September and December of each taxable year, or such other dates as may be appropriate in light of tax payment requirements (each a “Tax Distribution Date”), an aggregate amount (the “Tax Distribution”) in cash equal to the excess, if any, of (A) the Company’s Tax Liability (as defined in clause (b) below) with respect to such taxable year over (B) the amounts previously distributed pursuant to this Section 4.3 with respect to such taxable year;

provided that, unless otherwise consented to by Continuing LLC Owner and Holdings, such tax distribution shall be increased, again ratably among the Members in accordance with their respective number of Common Units (with appropriate adjustments to the extent that such number changes within any calculation period, as determined by the Managing Member in its sole discretion), until each Member has received cash in an amount sufficient for each beneficial owner of such Member to satisfy its tax liability with respect to the net taxable income allocated by such Member to such beneficial owners in respect of such Member’s Company Interest (less such amounts previously distributed to such Member pursuant to the preceding clause (B)).  Notwithstanding the foregoing, Tax Distributions shall only be made for periods (or portions thereof) beginning on or after the date hereof.  For purposes of computing a Tax Distribution under this Section 4.3, salaries, bonuses, and any other payments in the nature of compensation shall not be taken into account, other than as an expense of the Company.

(b)                                 For purposes of this Section 4.3, the “Company’s Tax Liability” means, with respect to a taxable year (or portion thereof) beginning as of the first day of such taxable year (or portion thereof) and ending on the last day of the most recent relevant determination date, the product of (x) the Company’s taxable income as determined pursuant to section 703 of the Code (taking into account any deductions pursuant to section 199A of the Code), and (y) the highest combined marginal federal, state and local income and Medicare tax rate, taking into account, with respect to the determination of the federal income tax rate, the deductibility of state and local income and Medicare taxes (to the extent deductible), applicable to individuals (or, if higher, corporations) resident or domiciled in New York, New York (or any other jurisdiction within the United States with a higher rate, to the extent that the Managing Member, in its sole discretion, elects to use such higher rate).  A final accounting for Tax Distributions shall be made for each taxable year after the taxable income or loss of the Company has been determined for such taxable year, and the Company shall promptly thereafter make supplemental Tax Distributions (or future Tax Distributions will be reduced) to reflect any difference between estimates previously used in calculating the Company’s Tax Liability and the relevant actual amounts recognized.

(c)                                  Notwithstanding Section 4.3(a) or (d), if on a Tax Distribution Date there are not sufficient funds in the Company (or any of its U.S. Subsidiaries that are disregarded entities for U.S. federal income tax purposes) to distribute the full amount of the relevant Tax Distribution otherwise to be made or any credit agreements or other debt documents to which the Company (or any of its Subsidiaries) is a party do not permit the Company to receive from its Subsidiaries or distribute to each Member the full amount of each such Member’s portion of the Tax Distribution otherwise to be made to each such Member, then the distributions pursuant to this Section 4.3 on such Tax Distribution Date shall be made ratably among the Members in accordance with their respective number of Common Units to the extent of the available funds.

(d)                                 If, following an audit or examination, there is an adjustment that would affect the calculation of the Company’s taxable income or taxable loss for a given period or portion thereof after the date of this Agreement and such taxable income or taxable loss flows through to the Members, or in the event that the Company files an amended tax return which has such effect, then, subject to the availability of cash and any restrictions set forth in any credit agreements or other debt documents to which the Company (or any of its Subsidiaries that are disregarded entities for U.S. federal income tax purposes) is a party, the Company shall promptly recalculate the Company’s Tax Liability for the applicable period and make additional Tax Distributions ratably among the Members in accordance with their respective number of Common Units (increased by an additional amount estimated to be sufficient to cover any interest or penalties that would be imposed on the Company if it were an individual (or, if higher, a corporation) resident in New York, New York) to give effect to such adjustment or amended tax return.

(e)                                  Without the consent of the Continuing LLC Owner, the Company shall not incur additional indebtedness, enter into any new credit agreement or refinance any existing credit agreement that, in each case, have terms materially more restrictive in respect of the Company’s ability to make Tax Distributions than restrictions on Tax Distributions that exist immediately prior to the incurrence of additional indebtedness, the entry of a new credit agreement or the refinancing of an existing credit agreement.

Section 4.4  Withholding; Indemnification.  Each Member shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, the Managing Member and each other Person who is or who is deemed to be the responsible withholding agent or paying agent for United States federal, state or local or non-U.S. income tax purposes against all claims, liabilities and expenses of whatever nature relating to the Company’s, the Managing Member’s or such other Person’s obligation to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company, the Managing Member or any of their Affiliates with respect to such Member or as a result of such Member’s ownership of Units, Transfer of Units (including by Exchange) or participation in the Company.  Each Member hereby authorizes the Company and the Managing Member to withhold and to pay over, or otherwise to pay, any withholding or other taxes determined by the Managing Member to be payable by the Company, the Managing Member or any of their Affiliates (pursuant to any provision of United States federal, state or local or non-U.S. law) with respect to such Member or as a result of such Member’s ownership of Units, Transfer of Units (including by Exchange) or as a result of such Member’s participation in the Company; if and to the extent that the Company withholds or pays any such withholding or other taxes with respect to a Member (including, but not limited to, such Member’s pro rata share (based on the number of Units held) of any taxes imposed on the Company as a result of any income tax audit by any Governmental Entity), such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as of the time such withholding or other tax is paid (or, if earlier, required to be paid) with respect to such Member’s Company Interest, and, to the extent such taxes exceed the amount that would otherwise be distributable to such Member, as a demand loan payable by the Member to the Company with interest at a rate of LIBOR plus 450 basis points, compounded annually.  The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.  In the event that the Company receives a refund of taxes previously withheld, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Managing Member to offset the prior operation of this Section 4.4 in respect of such withheld taxes.

Section 4.5  Limitation.  Notwithstanding any other provision of this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution if such distribution to any Member or Assignee would violate the Act or other applicable law.

ARTICLE V
ALLOCATIONS

Section 5.1  Allocations for Capital Account Purposes.

(a)                                 Allocations of Net Income and Net Losses.  Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, and if determined appropriate by the Managing Member in its sole discretion individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member, after adjustment by such Member’s share of “minimum gain” and “partner minimum gain” (as such terms are used in Treasury Regulation Section 1.704-2) not otherwise required to be taken into account in such period, is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to Section 7.2(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their then-prevailing Asset Values, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the then-prevailing Asset Values of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement.

(b)                                 Regulatory Allocations.  Although the Members do not anticipate that events will arise that will require application of this Section 5.1(b), the provisions are included in this Agreement governing the allocation of income, gain, loss, deduction and credit (and items thereof) as may be necessary to provide that the Company’s allocation provisions contain a so-called “qualified income offset” and comply with all provisions relating to the allocation of so-called “non-recourse deductions” and “partner non-recourse deductions” and the chargeback thereof as set forth in the Treasury Regulations under section 704(b) of the Code (such regulatory allocations, “Regulatory Allocations”); provided, however, that the Members intend that all Regulatory Allocations that may be required shall be offset by other Regulatory Allocations or special allocations of items so that the share of the Net Income and Net Loss of the Company of each Member will be the same as it would have been had the events requiring the Regulatory Allocations not occurred.  For this purpose the Managing Member, based on the advice of the Company’s auditors or tax counsel, is hereby authorized to make such special curative allocations as may be appropriate.

(c)                                  Deficit Capital Accounts.  No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

(d)                                 Compliance with Section 704(b).  The allocations made pursuant to this Section 5.1 are intended to comply with the provisions of section 704(b) of the Code and the Treasury Regulations thereunder and, in particular, to reflect the Members’ economic interests in the Company, as set forth herein, and the Managing Member shall interpret this Section 5.1 in a manner consistent with such intention and shall make such adjustments to these allocations as the Managing Member determines to be necessary or appropriate.

Section 5.2  Allocations for Tax Purposes.

(a)                                 Tax Allocations.  Except as set forth below or as otherwise required by the Code or other applicable law, the income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts.

(b)                                 Contributed Assets.  In accordance with section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed (or deemed contributed for income tax purposes) to the Company with an adjusted basis for federal income tax purposes different from the initial Asset Value at which such property was accepted by the Company shall, solely for tax purposes, be allocated among the Members so as to take into account such difference in the manner required by section 704(c) of the Code and the applicable Treasury Regulations.  All tax allocations required by this Section 5.2 shall be made using any method described in Treasury Regulation section 1.704-3 as determined by the Managing Member.

(c)                                  Revalued Assets.  If the Asset Value of any asset of the Company is adjusted pursuant to Section 3.3(b), subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, be allocated among the Members so as to take into account such adjustment in the same manner as under section 704(c) of the Code and the applicable Treasury Regulations.

(d)                                 Section 754 Election.  The Members intend that an election under section 754 of the Code be in effect for the Company (and any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes) for the taxable year that includes the date hereof.  The Company shall cause (1) such elections to be in effect for the taxable year that includes the date hereof and all subsequent taxable years of each of the Company and any Subsidiary described in the preceding sentence for so long as such entity is treated as a partnership for U.S. federal income tax purposes (and intends to make additional elections under section 754 of the Code in the event there is a termination (within the meaning of section 708 of the Code) of any such entity and such entity is treated as a partnership for U.S  federal income tax purposes following such termination) and (2) any new Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to have in effect an election under section 754 of the Code for so long as such entity is treated as a partnership for U.S. federal income tax purposes (and intends to make additional elections under section 754 of the Code in the event there is a termination (within the meaning of section 708 of the Code) of any such entity and such entity is treated as a partnership for U.S. federal income tax purposes following such termination).

(e)                                  Section 706 Determination.  For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code section 706 and the Treasury Regulations promulgated thereunder.

(f)                                   Incentive Unit Payment Tax Characterization.  Notwithstanding anything to the contrary contained in this Section 5.2, for federal, state and local income tax purposes, the Company and each Member agrees that an amount equal to each Incentive Unit Payment Contribution shall be characterized as a contribution to the capital by the Continuing LLC Owner to the Company, and that the fact that the Continuing LLC Owner has made such contribution shall be taken into account in making allocations pursuant to this Section 5.2.  Neither the Company nor any Member shall take a contrary position for tax purposes unless required by applicable law.

(g)                                  Section 5.2 Allocations.  Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, distributions or other Company items pursuant to any provision of this Agreement.

ARTICLE VI
MANAGEMENT

Section 6.1  Managing Member; Delegation of Authority and Duties.

(a)                                 Authority of Managing Member.  The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to Officers or to others to act on behalf of the Company.  Without limiting the foregoing provisions of this Section 6.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, in each case, without the consent or approval of any other Member.  Holdings shall not be removed as Managing Member under any circumstances, except by its own election.

(b)                                 Members.  No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company.  Except as expressly provided herein, the Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company.  Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise.  The conduct, control and management of the Company shall be vested exclusively in the Managing Member.  In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company.  Except as required by law, or expressly provided in Section 6.1(c) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c)                                  Delegation by Managing Member.  The Company may employ one or more Members from time to time, and such Members (including the Managing Member), in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member.  To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member (including the Managing Member) or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons.  The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 6.2  Officers.

(a)                                 Designation and Appointment.  The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member.  Any number of offices may be held by the same Person.  In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them.  The Managing Member may assign titles to particular Officers.  Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.  Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.4, contractual rights.

(b)                                 Resignation and Removal.  Any Officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(c)                                  Duties of Officers.  The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and care of the type owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.

Section 6.3  Liability of Members.

(a)                                 No Personal Liability.  Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.  Except as otherwise required by the Act, each Member shall be liable only to make payments to the Company as provided for expressly herein.

(b)                                 Return of Distributions.  In accordance with the Act and the laws of the State of Delaware, a Member may, under the circumstances provided for in Sections 18-607 and 18-804 of the Act, be required to return amounts previously distributed to such Member.  It is the intent of the Members that no distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)                                  No Duties.  Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members (including the Managing Member), shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.3(c) shall eliminate the implied contractual covenant of good faith and fair dealing.  To the extent that, at law or in equity, any Member (including the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including the Managing Member) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including the Managing Member) relating thereto.  The Managing Member may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in Good Faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.  Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the other Members, or (ii) in its “Good Faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

Section 6.4  Indemnification by the Company.  Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member or an Officer or a Tax Matters Member (each, an “Indemnified Person”), in each case, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Indemnified Person in connection with such Proceeding, appeal, inquiry or investigation, if such Indemnified Person acted in Good Faith.  Reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company.  Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.  The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.  It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.  Notwithstanding the foregoing, no Indemnified Person shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnified Person against the Company (other than to enforce the rights of such Indemnified Person pursuant to this Section 6.4), any Member or any Officer, or (ii) by or in the right of the Company, without the prior written consent of the Managing Member.

Section 6.5  Investment Representations of Members.  Each Member hereby represents, warrants and acknowledges to the Company that:

(a)                                 such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto;

(b)                                 such Member is acquiring Company Interests for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;

(c)                                  the execution, delivery and performance of this Agreement have been duly authorized by such Member or all necessary corporate or other entity action on the part of such Member;

(d)                                 the Common Units and shares of Class B Common Stock being delivered or cancelled pursuant to an Exchange are free and clear of all liens, encumbrances, rights of first refusal, and the like;

(e)                                  such Member has executed and provided the Company properly completed copies of IRS Form W-8 or W-9, as applicable, which are valid as of the date hereof, and will promptly provide any additional information or documentation requested by the Managing Member relating to tax matters (including any information reasonably requested in connection with ensuring compliance under FATCA); if any such information or documentation previously provided becomes incorrect or obsolete, such Member will promptly notify the Managing Member and provide applicable updated information and documentation;

(f)                                   such Member is not a disregarded entity for U.S. federal income tax purposes and is acquiring its Company Interest for its own account and is the sole beneficial owner thereof for U.S. federal income tax purposes; provided, however, that if at any time on or following the date hereof, such Member is treated as disregarded as an entity separate from its owner for U.S. federal income tax purposes (a “DRE”), then (i) none of such Member, such Member’s owner for U.S. federal income tax purposes (“Tax Owner”), or any other entity that is treated as a DRE of Tax Owner and that owns a direct or indirect interest in such Member (a “DRE Affiliate”) will create or issue, or participate in the creation or issuance of, any “interest” in the Company within the meaning of Treasury Regulation section 1.7704-1(a)(2) and (ii) if as a result of (A) a Transfer, directly or indirectly, of all or any part of the ownership interests in such Member or any DRE Affiliate, (B) the issuance of any security or other instrument by such Member or any DRE Affiliate, or (C) such Member or any DRE Affiliate otherwise ceasing to be a DRE of Tax Owner (any such event described in clause (A), (B), or (C), a “Tax Transfer”), any part of the interests in the Company would be treated as being transferred within the meaning of Treasury Regulation section 1.7704-1(a)(3), then such Tax Transfer shall not be undertaken without the prior written consent of the Managing Member (which such consent may be withheld in its sole discretion); and

(g)                                  such Member’s taxable year-end is December 31 (or, in the case of a member of the Holdings Group, such Member has a 52-53 week taxable year ending on the last Tuesday of each calendar year) or has been otherwise indicated to the Managing Member in writing.

Section 6.6  Representations and Warranties of Holdings.  Holdings represents and warrants that:

(a)                                 it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware;

(b)                                 it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Common Stock in accordance with the terms hereof;

(c)                                  the execution and delivery of this Agreement by Holdings and the consummation by it of the transactions contemplated hereby (including the issuance of the Common Stock) have been duly authorized by all necessary action on the part of Holdings, including but not limited to all actions necessary to ensure that the acquisition of shares Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of Holdings’ Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”); and

(d)                                 this Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE VII
WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS

Section 7.1  Member Withdrawal.  No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement.

Section 7.2  Dissolution.

(a)                                 Events.  The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Managing Member to dissolve the Company, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act.

(b)                                 Actions Upon Dissolution.  When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member or if the Managing Member shall so determine, such Member or other liquidating trustee as shall be named by the Managing Member.

(c)                                  Priority.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 7.2 to minimize any losses otherwise attendant upon such winding up.  Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority:  (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed in accordance with ARTICLE IV hereof.

(d)                                 Cancellation of Certificate.  The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

(e)                                  Return of Capital.  The liquidators of the Company shall not be personally liable for the return of capital contributions to the Company or any portion thereof to the

Members (it being understood that any such return shall be made solely from Company assets).

(f)                                   Hart Scott Rodino.  Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the winding up of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

Section 7.3  Transfer by Members.

(a)                                 Generally.  Except as otherwise provided in Section 7.3(b), no Person may, directly or indirectly, Transfer all or any portion of his Units or any Company Interest without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole discretion.  Notwithstanding anything to the contrary in this Section 7.3, (i) each of the Members may exchange all or a portion of the Units owned by such Member in accordance with the Exchange Agreement or (ii) if the Managing Member and the exchanging Member shall mutually agree, Transfer such Units, together with a corresponding number of shares of Class B Common Stock, to the Managing Member for other consideration at any time.

(b)                                 Permitted Transferees.  Subject to Section 7.3(c), any Person shall have the right to transfer, at any time, all or any portion of the Units or Company Interests held by such Person to such Person’s Permitted Transferee so long as the Company is able to satisfy the 100-partner limitation under Treasury Regulation section 1.7704-1(h)(1)(ii) after such transfer, as determined by the Managing Member in its sole discretion exercised in good faith.  “Permitted Transferee” for these purposes shall be:

(i)                                     in the case of a Member that is an individual, (x) a Transferee for bona fide estate planning purposes, (y) any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Member and/or one or more members of his/her immediate family or (z) any immediate family member or other dependent of such Member;

(ii)                                  in the case of a Member that is a trust, (x) any individual that is a settlor or direct or indirect beneficiary of such trust and/or one or more members of the immediate family and/or other dependents of any such individual or (y) any trust, partnership or other entity for the direct or indirect benefit of any individual that is a settlor or direct or indirect beneficiary of such trust and/or one or more members of the immediate family and/or other dependents of any such individual;

(iii)                               in the case of a Member that is a partnership for U.S. federal income tax purposes, (x) its limited partners, members or stockholders (1) in a pro rata distribution or (2) in a distribution intended to permit such limited partner, member or stockholder to effect an exchange pursuant to the Exchange Agreement, or (y) any investment fund or other entity managed by the same entity that manages the Member (for so long as the Transferee and Transferor continue to be managed by the same entity); or

(iv)                              any Transferee with the prior written consent of the Managing Member (in each case, in its sole discretion).

(v)                                 For purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin.

(c)                                  Conditions to Transfer.  In addition to the other requirements set forth in Section 7.3(a), unless waived by the Managing Member, no Transfer of all or any portion of Units or any Company Interest shall be made unless the following conditions are met:

(i)                                     The Transfer will not violate registration requirements under any federal or state securities laws;

(ii)                                  The Transfer is not made to any Person who lacks the legal right, power or capacity to own such Unit or other Company Interest;

(iii)                               The Transfer will not cause the Company to be treated as a “publicly traded partnership” within the meaning of section 7704 of the Code and the regulations promulgated thereunder;

(iv)                              The Transfer will not cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time;

(v)                                 The Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended;

(vi)                              The Transfer is not made prior to the expiration of the lock-ups imposed by the Underwriters, except as described in the Exchange Agreement or in the case of Transfers by Holdings to one or more of its Subsidiaries;

(vii)                           The Transferor also Transfers to the same Transferee a number of shares of Class B Common Stock equal to the number of Units Transferred to such Person; and

(viii)                        The Transferee shall have executed and delivered to the Managing Member such legal and/or tax opinions and written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion.

For the avoidance of doubt, the restrictions on Transfer contained in this Section 7.3 shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Class B Common Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine that there is a material risk the Company (and interests in the Company) do not or will not meet the requirements of Treasury Regulation Section 1.7704-1(h), the Managing Member may impose such restrictions on the Transfer of Units or Company Interests as the Managing Member may determine to be necessary or advisable to avoid any material risk that the Company could be treated as a publicly traded partnership under section 7704 of the Code.

Any Transfer in violation of this Section 7.3 shall be null and void ab initio and of no effect, to the fullest extent permitted by law.  For purposes of this Section 7.3 only, the term “Transfer” includes any Pledge.  For the avoidance of doubt and notwithstanding anything to the contrary, any “disguised sale” described in Section 8.4(g) hereof shall be permitted hereunder.

(d)                                 Effect of Transfer in Violation of Agreement.  Each Member hereby acknowledges the reasonableness of the prohibition contained in this Section 7.3 in view of the purposes of the Company and the relationship of the Members.  Any purported Transfer in violation of this Agreement shall be null and void and ineffective to Transfer any Units or other interests in the Company and shall not be binding upon or be recognized by the Company, and any such purported Transferee shall not be treated as or deemed to be a Member for any purpose.  In the event that any Member shall at any time transfer Units in violation of any of the provisions of this Agreement, in addition to any other rights and remedies that the Company may be entitled to, at law or in equity, the Company shall have the right to obtain and be entitled to, an order restraining or enjoining such Transfer, it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a Transfer in violation of this Agreement.

(e)                                  Indirect Transfers.  The parties each acknowledge and agree that each Member (other than the Managing Member) shall not, for so long as it holds Units, without the prior written consent of the Managing Member, directly or indirectly (x) issue new equity of itself or equity-like rights, options, warrants or other rights to acquire equity or equity-like rights or any economic rights (including debt) of itself to any Person except to its initial owners or its Permitted Transferees or Permitted Transferees of its initial owners or (y) permit any Transfer of the limited liability company and/or economic interests in itself and/or equity interests or economic rights (including debt) of itself other than to its Permitted Transferees or as permitted by Section 7.3, provided, that the Continuing LLC Owner may from time to time issue new equity or equity-like rights or other economic rights (including Incentive Units) to employees, consultants, directors and officers of the Company and its Subsidiaries pursuant to the terms of the Continuing LLC Owner’s operating agreement or the LBM Acquisition, LLC Incentive Unit Appreciation Plan; each such employee, consultant, director or officer shall be deemed to be a Permitted Transferee of the Continuing LLC Owner for purposes of this Section 7.3(e).

Section 7.4  Admission or Substitution of New Members.

(a)                                 Admission.  Without the consent of any other Person, the Managing Member shall have the right to admit as a Substituted Member or an Additional Member, any Person who acquires a Company Interest, or any part thereof, from a Member or from the Company.  Concurrently with the admission of a Substituted Member or an Additional Member after the date hereof, the Managing Member shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Transferor.  In addition, to the fullest extent permitted by law, the Transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such Transferring Member or such Substituted Member in connection with such Transfer.

(b)                                 Conditions and Limitations.  The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (A) execution and delivery of a counterpart signature page to this Agreement countersigned by the Managing Member on behalf of the Company or (B) any other writing evidencing the intent of such Person to become a Substituted Member or an Additional Member and such writing is accepted by the Managing Member on behalf of the Company.

(c)                                  Effect of Transfer to Substituted Member.  Following the Transfer of any Unit or Company Interest that is permitted under Section 7.3, the Transferee of such Unit or other Company Interest shall be treated as having made all of the capital contributions in respect of, as having been allocated all the items of income and loss allocated in respect of, and received all of the distributions received in respect of, such Unit or other Company Interest, shall succeed to the Capital Account balance associated with such Unit or other Company Interest, shall receive allocations and distributions under ARTICLE IV, ARTICLE V and Section 7.2 in respect of such Unit or other Company Interest and otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other Company Interest.

Section 7.5  Additional Requirements.  Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such Company Interests.  Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Company Interests owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

Section 7.6  Bankruptcy.  Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

ARTICLE VIII
BOOKS AND RECORDS; FINANCIAL STATEMENTS AND OTHER INFORMATION; TAX MATTERS

Section 8.1  Books and Records.  The Company shall keep at its principal executive office (i) correct and complete books and records of account, (ii) minutes of the proceedings of meetings of the Members, (iii) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, and (iv) a record containing the names and addresses of all Members, the total number of Units held by each Member, and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.  Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, to the fullest extent permitted by law, no Member shall have the right to obtain information from the Company.

Section 8.2  Information.

(a)                                 All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Managing Member and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

Section 8.3  Fiscal Year.  The Company’s fiscal year shall be the calendar year, except as determined by the Managing Member in its sole discretion or required under section 706 of the Code.

Section 8.4  Certain Tax Matters.

(a)                                 Preparation of Returns.  The Managing Member shall use commercially reasonable efforts to cause to be prepared all federal, state and local (and if required, non-U.S.) tax returns of the Company for each year for which such returns are required to be filed and shall use commercially reasonable efforts to cause such returns to be timely filed.  The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States of America, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns.  Except as specifically provided otherwise in this Agreement, the Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws.  The Managing Member shall (x) provide to each Member (i) for any calendar quarter, with an estimate of the taxable income or loss, effectively connected income (“ECI”) and unrelated business taxable income (“UBTI”) for such calendar quarter that such Member (or its beneficial owners) will be required to include in its taxable income, which estimate shall be provided at least 20 days prior to the date the such Member is required to file estimated tax returns, (ii) by October 15 of each taxable year, with an estimate of the taxable income or loss, ECI and UBTI of such Member to be reflected on the Internal Revenue Service and any applicable state or local Schedule K-1 of such Member for such taxable year and (iii) by January 15 of each taxable year, with an updated estimate of the taxable income or loss, ECI and UBTI to be reflected on the Internal Revenue Service and any applicable state or local Schedule K-1 of such Member for the prior taxable year, and (y) use commercially reasonable efforts to provide to all Members (A) by April 15 of each taxable year, an Internal Revenue Service Schedule K-1 for the prior taxable year and (B) by May 15 of each taxable year, any applicable state or local Schedule K-1 equivalent for the prior taxable year.  Upon the written request of any Member, the Company shall provide any additional information reasonably necessary for the preparation of any federal, state, local and foreign income, franchise or other tax returns which may need to be filed by any Member.

(b)                                 Consistent Treatment.  Each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirement (i) treat, on its tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.  Except as otherwise required by applicable law, each Member that determines it is required by applicable law or regulatory requirement to take any of the actions described in clause (i) or (ii) of the preceding sentence shall provide thirty (30) day’s advance written notice to the Managing Member.

(c)                                  Duties of the Tax Matters Member.  The Company and each Member hereby designate the Managing Member (or such other Person as the Managing Member may designate) as the partnership representative of the Company for each taxable year of the Company, in accordance with section 6223 of the Code and any analogous provisions of state law, and, in each case, in such capacity is referred to as the “Tax Matters Member”.  The Tax Matters Member, on behalf of the Company and its Members, shall (subject to the terms of the Reorganization Agreement, the Exchange Agreement, and the Tax Receivable Agreements) be permitted to make any filing, election, settlement or determination under the Code, the Treasury Regulations, or any other law or regulation permitted by the Code, Treasury Regulations, law or regulation.  Any actions of the Tax Matters Member shall be final and binding upon the Company and all Members.  All expenses incurred by the Tax Matters Member in connection therewith (including attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company.  No Member shall have the right, without the consent of the Tax Matters Member (but subject to the terms of the Reorganization Agreement, the Exchange Agreement, and the Tax Receivable Agreements), to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member.

(d)                                 Certain Filings.  Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Managing Member with information and shall make tax filings as reasonably requested by the Managing Member and required under applicable law.

(e)                                  FATCA.  Notwithstanding anything in this Agreement to the contrary, the Managing Member may take such actions as it determines necessary or appropriate (including causing a Member to withdraw from the Company under such terms and conditions established by the Managing Member) to comply with FATCA.  “FATCA” means (i) sections 1471 through 1474 of the Code or any successor provision that is substantively the equivalent thereof (and, in each case, any Treasury Regulations promulgated thereunder or official interpretations thereof), (ii) any similar legislation, regulations or guidance enacted in any jurisdiction that seeks to implement similar tax reporting and/or withholding tax regimes, and (iii) any treaty, agreement with any governmental authority or intergovernmental agreement related to any of the foregoing.  Each Member shall indemnify and hold harmless the Managing Member and the Company for any costs and expenses arising out of its failure to provide information, documentation, waivers or certifications requested by the Managing Member to satisfy any requirement imposed under FATCA.

ARTICLE IX
MISCELLANEOUS

Section 9.1  Schedules.  The Managing Member may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member.  Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 9.2  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

Section 9.3  Consent to Jurisdiction.

(a)                                 The parties irrevocably consent to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the state of Delaware in connection with any action relating to this Agreement and each party agrees (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. To the extent not prohibited by applicable law, each party hereto waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in the above-named courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such party’s property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter thereof, may not be enforced in or by such courts.

(b)                                 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 9.4  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

Section 9.5  Amendments and Waivers.  This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein (including in Section 3.2(a)), no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority of such affected holders in accordance with their holdings of Units), provided further, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:  (1) any amendment, supplement, waiver or modification that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class of Units or other Equity Securities in the Company or other Company securities in accordance with this Agreement; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in Treasury Regulations, legislation or interpretation; or (5) a change in the Fiscal Year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year of the Company, including a change in the dates on which distributions are to be made by the Company; provided further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other Company Interests resulting from any issuance, Transfer or other disposition of Units or other Company Interests, in each case that is made in accordance with the provisions hereof.  If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members.  Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

Notwithstanding the foregoing, in addition to any other consent that may be required, any amendment of this Agreement that requires a holder of Common Units on the date hereof to make a capital contribution to the Company (including as a condition to maintaining any rights necessary to permit such holders to exercise their rights under the Exchange Agreement) shall require the consent of such holder of Common Units.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.6  Notices.  Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax (delivery receipt requested), by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to any Member at such Member’s address, e-mail address or facsimile number shown in the Company’s books and records, or, if given to the Company, at the following address:

LBM Midco, LLC
1000 Corporate Grove Drive
Buffalo Grove, Illinois  60089
Fax: 877-787-5269

E-mail: michelle.pollock@uslbm.com

Attention: Michelle Pollock, Esq.

with a copy (which shall not constitute notice to the Company) to:

Debevoise & Plimpton
919 Third Avenue
New York, NY 10022
E-mail:        mjhayes@debevoise.com

Fax: 212 521 7483

Attention: Morgan J. Hayes, Esq.

Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by facsimile to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three Business Days after being deposited in the mail (first class or airmail postage prepaid).

Section 9.7  Counterparts.  This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 9.8  Power of Attorney.  Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, each acting alone, in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this

Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business.  Such power of attorney is coupled with an interest, irrevocable and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability, incapacity, bankruptcy or dissolution of such Member.  No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.

Section 9.9  Entire Agreement.  Immediately prior to the IPO, the Managing Member shall enter into the Tax Receivable Agreements.  This Agreement, the Tax Receivable Agreements, the Exchange Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

Section 9.10  Remedies.  Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law.  Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

Section 9.11  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 9.12  Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

Section 9.13  Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 9.14  Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 9.15  Delivery by Facsimile or Email.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

MANAGING MEMBER

US LBM HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to LBM Midco, LLC — Amended and Restated Limited Liability Company Agreement]

MEMBER:

LBM ACQUISITION, LLC

By:
Name:
Title:

[Signature Page to LBM Midco, LLC — Amended and Restated Limited Liability Company Agreement]

Exhibit A

SCHEDULE OF MEMBERS

Member	Common Units	Percentage Interest	Address
US LBM Holdings, Inc.			US LBM Holdings, Inc. 1000 Corporate Grove Drive Buffalo Grove, Illinois 60089
LBM Acquisition, LLC			c/o Kelso & Company 320 Park Avenue, 24th Floor New York, New York 10022